Exhibit 4.2

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS

DATED FEBRUARY     , 2009 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF

THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM MACKENZIE PARTNERS, INC., THE INFORMATION AGENT.

Pro-Pharmaceuticals, Inc.

Incorporated under the laws of the State of Nevada

SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Subscription Rights to Purchase Two Shares of Common Stock of Pro-Pharmaceuticals, Inc.

Subscription Price: $[            ] per Two Shares

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON MARCH [    ], 2009, UNLESS EXTENDED BY THE COMPANY

REGISTERED

        OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase two shares of Common Stock, with a par value of $0.001 per share, of Pro-Pharmaceuticals, Inc., a Nevada corporation, at a subscription price of $[ ] per two shares (the “Basic Subscription Right”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus. Holders who fully exercise their Basic	Subscription Rights are entitled to subscribe for additional shares of common stock that remain unsubscribed for as a result of any unexercised Basic Subscription Rights pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Over-Subscription Right”). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each two whole shares of Common Stock.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.

Witness the seal of Pro-Pharmaceuticals, Inc. and the signatures of its duly authorized officers.

Date:

[Chief Executive Officer and Principal Executive Officer]	[Executive Vice President]

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

If delivering by Hand/Mail/Overnight Courier:

Continental Stock Transfer & Trust Company

Attn: Reorganization Department

17 Battery Place, 8th Floor

New York, New York 10004

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 4 below. To subscribe for shares pursuant to your Over-Subscription Right, please also complete line (b) and sign under Form 4 below. To the extent you subscribe for more shares than you are entitled under either the Basic Subscription Right or the Over-Subscription Right, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Right or Over-Subscription Right, as applicable.

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:

I exercise ____ Rights {Insert Number of Rights Being Exercised} to purchase ____ shares of Common Stock {Insert Number of Rights x 2}.

Amount Enclosed = $ ____ {Insert Number of Rights Being Exercised x Subscription Price}.

(b) EXERCISE OF OVER-SUBSCRIPTION RIGHT

If you have exercised your Basic Subscription Right in full and wish to subscribe for additional shares in an amount equal to up to 400% of the shares of Common Stock for which you are otherwise entitled to subscribe pursuant to your Over-Subscription Right:

I exercise ____ Rights {Insert Number of Rights Being Exercised} to purchase ____ shares of Common Stock {Insert Number of Rights x 2}.

Amount Enclosed = $ ____ {Insert Number of Rights Being Exercised x Subscription Price}.

(c) Total Amount of Payment Enclosed = $

METHOD OF PAYMENT (CHECK ONE)

☐ Check or bank draft drawn on a U.S. bank, or postal telegraphic or express.

☐ Money order payable to “Continental Stock Transfer & Trust Company, as Subscription Agent.” Funds paid by an uncertified check may take at least five business days to clear.

☐ Wire transfer of immediately available funds directly to the account maintained by Continental Stock Transfer & Trust Company, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JP Morgan Chase, ABA # 021000021, Account # 475-506839, Continental Stock Transfer & Trust Company as Agent for Pro-Pharmaceuticals, Inc., with reference to the rights holder’s name.

FORM 2 - TRANSFER TO DESIGNATED TRANSFEREE FOR ARIZONA AND CALIFORNIA RESIDENTS

Residents of Arizona may transfer their subscription rights to other stockholders of the Company residing in any state, in accordance with applicable law. Residents of California may transfer their subscription rights to any other person residing in California, in accordance with applicable law.

If you are a resident of Arizona or California, to transfer your subscription rights pursuant to the above paragraph, complete this Form 2, sign under Form 4 and have your signature guaranteed under Form 5. To transfer your subscription rights through your bank or broker, sign below under this Form 2, sign under Form 4 and have your signature guaranteed under Form 5, but leave the rest of this Form 2 blank.

For value received,                         of the subscription rights represented by my Subscription Rights Certificate, designated as Rights Certificate No.     , are hereby assigned to:

Full Name of Assignee

Full Address of Assignee

Tax ID or Social Security No.

Signature of Assignor

FORM 3-DELIVERY TO DIFFERENT ADDRESS

If you are a record holder and wish for the Common Stock underlying your subscription rights, a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 4 and have your signature guaranteed under Form 5.

FORM 4-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.

Signature(s):

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 5-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Forms 2 or 3.

Signature Guaranteed:
(Name of Bank or Firm)

By:
(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF PRO-PHARMACEUTICALS, INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT MACKENZIE PARTNERS, INC., THE INFORMATION AGENT, AT (800) 322-2885.